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                             TROUTMAN SANDERS LLP
                               ATTORNEYS AT LAW
                        A LIMITED LIABILITY PARTNERSHIP
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                                                                                                    SUITE 3503A
         NATIONSBANK PLAZA                            1300 "I" STREET, N.W.                    TWO EXCHANGE SQUARE
600 PEACHTREE STREET, N.E. - SUITE 5200                   SUITE 500 EAST                       8 CONNAUGHT PLACE
    ATLANTA, GEORGIA 30308-2216                   WASHINGTON, D.C.  20005-3314                 CENTRAL, HONG KONG
     TELEPHONE:  404-885-3000                       TELEPHONE:  202-274-2950               TELEPHONE:  852-2533-7888
     FACSIMILE:  404-885-3900                       FACSIMILE:  202-274-2994               FACSIMILE:  852-2533-7898
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                               February 1, 2000


Dynegy Inc.
1000 Louisiana Street, Suite 5800
Houston, Texas  77002

Ladies and Gentlemen:

     We have acted as special counsel to Dynegy Inc., an Illinois corporation ("you" or "Dynegy"), in connection with the filing of a Registration Statement (the "Registration Statement") as a Post-Effective Amendment No. 1 to Form S-4 on Form S-8 under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 10,500,000 shares of Class A Common Stock, no par value, of Dynegy (the "Shares"), to be issued in connection with the assumption by you of certain stock option plans (the "Plans") of Dynegy Holdings Inc., a Delaware corporation and formerly known as Dynegy Inc. ("Old Dynegy"), and Illinova Corporation, an Illinois corporation ("Illinova"), in connection with the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated June 14, 1999, as amended, by and among Old Dynegy, Illinova, Dynegy Acquisition Corporation, Energy Convergence Acquisition Corporation and you. This opinion is being provided at your request for use in the Registration Statement.

     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have relied upon the aforesaid instruments, certificates, records and documents and inquiries of your representatives.

     Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued by you in the manner contemplated by the Plans (as currently in effect) and the Registration Statement (including the declaration and maintenance of the effectiveness of the Registration Statement and the obtaining and maintenance of all requisite regulatory and other approvals), will be validly issued, fully paid and nonassessable.
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February 1, 2000
Page 2

     We are, in this opinion, opining only on the Business Corporation Act of the State of Illinois. We are not opining on "blue sky" or other state securities laws.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and in any supplements thereto or amendments thereof. Our consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.


                         Very truly yours,

                         /s/ Troutman Sanders, LLP

                         TROUTMAN SANDERS LLP